Exhibit 10.3

iSpecimen Inc.

first amendment to executive employment agreement

This First Amendment to Executive Employment Agreement (this “Amendment”) is made and entered into and effective as of June 20, 2022 (the “Effective Date”), by and between iSpecimen Inc., a Delaware corporation located at 450 Bedford St, Lexington, MA 02420 (the “Company”), and Tracy Curley (the “Executive”).

WHEREAS, the Company and the Executive have entered into an Executive Employment Agreement dated June 21, 2021 (the “Executive Employment Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Agreement to extend the Expiration Date set forth in Section 4 of the Executive Employment Agreement so that there is sufficient time for the Company’s board of directors and the Executive to complete the performance review described in Section 3 of the Executive Employment Agreement for the purpose of determining the Executive’s compensation and performance goals for the annual period through June 21, 2023; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the Company and the undersigned Executive agree as follows:

1.              Defined Terms. Except as specifically provided herein, capitalized terms not defined herein shall have the meanings ascribed to them in the Executive Employment Agreement.

2.              Amendment to Section 4 the Executive Employment Agreement. Effective as of the Effective Date, the Company and the Executive hereby completely amend and restate Section 4 of the Executive Employment Agreement so that it reads as follows:

“4.	Term. The term of this Agreement shall commence on the date first above written and shall terminate at 11:59 p.m. on the earlier to occur of (i) July 29, 2022, (ii) the death or disability of the Executive, or (iii) the occurrence of any of the circumstances described in Section 5 hereof (the “Expiration Date”). In the event of death or disability, the Executive or the Executive’s estate, as applicable, shall receive payment of all unpaid or accrued salary, earned or accrued bonuses, and the vesting of the stock or other equity participation then held by the Executive, but pro-rated until the date of termination.”

3.              No Other Amendments. Nothing in this Amendment is intended to amend any language of the Executive Employment Agreement other than as specifically set forth above, and the remainder of the Executive Employment Agreement shall be unmodified and in full force and effect.

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iSpecimen Inc. Page 1 Amendment to Tracy Curley Executive Employment Agreement, June 20, 2022

In Witness Whereof, the parties hereto have executed this Amendment to the Executive Employment Agreement as of the date and year first above written.

Company:

iSpecimen Inc.

By:	/s/ Christopher Ianelli
	Name:	Christopher Ianelli
	Title:	Chief Executive Officer and President

Executive:

/s/ Tracy Curley
Tracy Curley

iSpecimen Inc. Page 2 Amendment to Tracy Curley Executive Employment Agreement, June 2022